UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 31, 2018

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Clearwater Drive

Oak Brook, Illinois 60523

(Address, including zip code, of principal executive offices)

(630) 271-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 31, 2018, Hub Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Mode Transportation, LLC (“Mode”), a direct wholly-owned subsidiary of the Company, and Mode Purchaser, Inc. (“Purchaser”) pursuant to which the Company sold all of the issued and outstanding equity interests of Mode to Purchaser (the “Disposition”). Mode’s temperature protected services division (“Temstar”) was not included in the Disposition and was retained by the Company. Purchaser is a newly formed company affiliated with York Capital Management.

Total consideration for the transaction is approximately $238.5 million in cash, subject to customary purchase price adjustments. In connection with the Disposition, the Company and Mode have entered into a transition services agreement pursuant to which both the Company and Mode will provide certain transition services to the other party for a period of time following the closing.

The Purchase Agreement includes representations, warranties, covenants, agreements and indemnification provisions as well as various provisions for purchase price and post-closing adjustments customary for transactions of this type. The representations and warranties in the Purchase Agreement are the product of negotiations between the parties to the Purchase Agreement and are made to, and solely for the benefit of, the party to whom such representations and warranties are made, in each case as of specified dates. Such representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may not be relied upon by any other person.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Purchase Agreement

On August 31, 2018, the Company completed the Disposition described in Item 1.01 of this Current Report on Form 8-K.

The Company has attached as Exhibit 99.1 to this Current Report on Form 8-K unaudited pro forma consolidated financial information to illustrate the pro forma effects of this Disposition and retention of the Temstar business.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Disposition described in Item 1.01 of this Current Report on Form 8-K, James J. Damman resigned as Executive Vice President of the Company.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information. The unaudited pro forma consolidated financial information of the Company giving effect to the Disposition and the retention of the Temstar business is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement, dated August 31, 2018, by and among Hub Group, Inc., Mode Transportation, LLC and Mode Purchaser, Inc.*
99.1	Unaudited pro forma consolidated financial information

* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: September 6, 2018	/s/ Terri A. Pizzuto
By: Terri A. Pizzuto
Title: Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement, dated August 31, 2018, by and between Hub Group, Inc., Mode Transportation, LLC and Mode Purchaser, Inc.*

99.1	Unaudited pro forma consolidated financial information.

* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.